UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  July 28, 2005
                Date of Report (Date of earliest event reported)



                         THE CHARLES SCHWAB CORPORATION
             (Exact name of registrant as specified in its charter)





             Delaware                  1-9700                94-3025021
   (State or other jurisdiction      Commission           (I.R.S. Employer
 of incorporation or organization)   File Number       Identification Number)



                   120 Kearny Street, San Francisco, CA 94108
              (Address of principal executive offices and zip code)
       Registrant's telephone number, including area code: (415) 627-7000




     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                         THE CHARLES SCHWAB CORPORATION




Item 1.01   Entry into a Material Definitive Agreement

     On July 28, 2005, at a meeting of the Compensation Committee of the Board of Directors (the Board) of The Charles Schwab Corporation (CSC), the Compensation Committee approved a performance goal under CSC's Long-Term Incentive Plan. This performance goal is based on cumulative earnings per share over a period of three and one-half years starting on July 1, 2005.



Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On July 28, 2005, on the recommendation of the Nominating and Corporate Governance Committee, the Board of CSC appointed William F. Aldinger to the Board to serve as a member of the class of directors whose term expires at the annual meeting of stockholders in 2007. The Board determined that Mr. Aldinger is independent under its own independence standards and the independence standards of the New York Stock Exchange and The Nasdaq Stock Market. The Board appointed Mr. Aldinger to serve on the Audit Committee and the Nominating and Corporate Governance Committee.
     On August 1, 2005, CSC issued a press release announcing Mr. Aldinger's appointment to the Board. A copy of the press release is included as Exhibit
99.1 to this report.

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
                         THE CHARLES SCHWAB CORPORATION


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE CHARLES SCHWAB CORPORATION
                                                 (Registrant)

Date:  August 1, 2005                            /s/ Christopher V. Dodds
       --------------------                      ------------------------------
                                                 Christopher V. Dodds
                                                 Executive Vice President and
                                                 Chief Financial Officer

                         THE CHARLES SCHWAB CORPORATION


Exhibit Index

99.1 Press Release dated August 1, 2005 ("Schwab Names William F. Aldinger to Board of Directors")

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